UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 2, 2026

Date of Report (Date of earliest event reported)

Pitney Bowes Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27 Waterview Drive

Shelton, Connecticut 06484

(Address of principal executive offices)

(203) 922-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1 par value per share	PBI	New York Stock Exchange
6.70% Notes due 2043	PBI.PRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 2, 2026, Pitney Bowes Inc. (the “Company”) completed an offering (the “Offering”) of $150,000,000 aggregate principal amount of its 7.250% Senior Notes due 2029 (the “Additional Notes”). The Additional Notes constitute a further issuance of, form a single series with, have identical terms to (other than the initial offering price, the issue date and the first interest payment date) the Company’s outstanding 7.250% Senior Notes due 2029 issued on March 19, 2021 (the “Original Notes” and, together with the Additional Notes, the “Notes”). Upon completion of the Offering, the total aggregate principal amount of Notes outstanding is $476,000,000.

The Company sold the Additional Notes to the initial purchasers (the “Initial Purchasers”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The Additional Notes were issued under an indenture, dated as of March 19, 2021 (the “Original Indenture”), as supplemented by the First Supplemental Indenture, dated as of March 2, 2026, entered into by the Company in connection with the Offering (the “First Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), each among the Company, the guarantors thereto and Truist Bank, as trustee (the “Trustee”).

The Company received net proceeds from the Offering of approximately $146.9 million, after deducting the Initial Purchasers’ discounts and estimated offering expenses payable by the Company. The Company intends to use the net proceeds for general corporate purposes, including the repayment, repurchase or refinancing of other indebtedness of the Company.

The Notes are senior unsecured obligations of the Company and are guaranteed (the “Guarantees”) fully, unconditionally and jointly and severally, on a senior unsecured basis, by each of the Company’s existing and future wholly owned U.S. subsidiaries that guarantee the Company’s existing credit agreement, existing senior notes or any other series of capital markets debt with an aggregate principal amount outstanding in excess of $100 million. The Notes bear interest at the rate of 7.250% per annum, payable semi-annually in arrears on March 15 and September 15 of each year. The first interest payment for the Additional Notes will be March 15, 2026, and will include accrued and unpaid interest from September 15, 2025 (the most recent interest payment date for the Notes). The Notes mature on March 15, 2029, unless earlier repurchased or redeemed. The Indenture contains customary covenants and events of default, which include (subject in certain cases to customary grace and cure periods) nonpayment of principal or interest; breach of other covenants or agreements in the Indenture; certain events of bankruptcy affecting the Company or any of its significant subsidiaries; and failure of certain guarantees of the Notes to be enforceable.

The foregoing description of the Indenture, the Guarantees and the Additional Notes does not purport to be complete and is qualified in its entirety by reference to the Base Indenture, the First Supplemental Indenture and the form of Additional Notes, copies of which are attached as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

ITEM 2.03.	CREATION OF DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated March 19, 2021, among Pitney Bowes Inc., the guarantors party thereto and Truist Bank, as trustee (filed as Exhibit 4.2 to Pitney Bowes Inc.’s Form 8-K, filed with the Securities Exchange Commission on March 24, 2021, and incorporated herein by reference).

4.2	First Supplemental Indenture, dated March 2, 2026, among Pitney Bowes Inc., the guarantors party thereto and Truist Bank, as trustee.

4.3	Form of Additional Notes (included in Exhibit 4.2).

104	The cover page of Pitney Bowes Inc.’s Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

	By:	/s/ Lauren Freeman-Bosworth
	Name:	Lauren Freeman-Bosworth
Date: March 2, 2026	Title:	Executive Vice President, General Counsel and Corporate Secretary